NYSE Group                                                                                   Euronext

Press Release

15 October 2006

Euronext N.V. ("Euronext") and NYSE Group Inc. ("NYSE") note the press release issued by Deutsche Boerse A.G. ("DB") on Friday 13th October indicating that it has unilaterally decided to notify the European Commission of its intention to acquire Euronext.

Euronext and NYSE note DB's outright rejection of Mr. Lachmann's suggestion, accepted by Euronext and NYSE, that there be a merger of cash businesses in Europe on the basis of the federal model initiated by Euronext. Euronext and NYSE continue to believe such that a cash equity combination delivers the maximum benefits to investors, issuers and all stakeholders with minimum execution risk. This combination would be advantageous to Europe while leveraging transatlantic synergies.

Euronext and NYSE re-confirm their willingness to begin immediately discussions with Deutsche Boerse and Borsa Italiana to create such a consolidated European cash market.

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Press Enquiries:

Euronext N.V.

Antoinette Darpy, +33 1 49 27 53 75

Brunswick

Kevin Byram, +44 79 74 982 352

Andrew Garfield, +44 79 74 982 337

NYSE Group

Rich Adamonis, + 1 212 656 2140